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                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                             ANC RENTAL CORPORATION

         ANC RENTAL CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

         (a) The name of the Corporation is ANC Rental Corporation and the original Certificate of Incorporation of the Corporation was originally filed with the office of the Secretary of State of Delaware on October 28, 1999.

         (b) This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "Act"), has been approved by the sole stockholder of the Corporation in accordance with Section 228 of the Act, and restates, integrates and amends the provisions of the Certificate of Incorporation, as amended and restated to date, of the Corporation.

         (c) The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

         FIRST:   The name of the Corporation is:

                  ANC Rental Corporation.

         SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, county of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD: The nature of the businesses or purposes to be conducted or promoted is:

                  To conduct any lawful business, to exercise any lawful purpose and power, and to engage in any lawful act or activity for which corporations may be organized under the Act or by any other law of Delaware or by this Certificate of Incorporation together with any powers incidental thereto.


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         FOURTH: The total number of shares of all classes of stock which this
Corporation shall have authority to issue is 260,000,000 shares, consisting of 250,000,000 shares of Common Stock, par value $0.01 per share, and 10,000,000 shares of Preferred Stock, par value $0.001 per share.

         A. COMMON STOCK. Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy. The holders of the Common Stock shall be entitled to receive dividends if, as and when declared by the Board of Directors.

         B. PREFERRED STOCK. The Preferred Stock may be issued from time to time in one or more series and (a) may have such voting powers, full or limited, or may be without voting powers; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (d) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (e) may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation, at such price or prices or at such rates of exchange, and with such adjustments; and (f) shall have such other relative, participating, optional or special rights, qualifications, limitations or restrictions thereof, as shall hereafter be stated and expressed in the resolution or resolutions providing for the issuance of such Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board of Directors.

         At any time and from time to time when authorized by resolution of the Board of Directors and without any action by its stockholders, the Corporation may issue or sell any shares of its stock of any class or series, whether out of the unissued shares thereof authorized by the Certificate of Incorporation, as amended, or out of shares of its stock acquired by it after the issue thereof, and whether or not the shares thereof so issued or sold shall confer upon the holders thereof the right to exchange or convert such shares for or into other shares of stock of the Corporation of any class or classes or any series thereof. When similarly authorized, but without any action by its stockholders, the Corporation may issue or grant rights, warrants or options in registered or such other form as the Board of Directors may determine, for the purchase of shares of the stock of any class or series of the Corporation within such period of time, or without limit as to time, of such aggregate number of shares, and at such price per share, as the Board of Directors may determine. Such rights, warrants or options may be issued or granted separately or in connection with the issue of any bonds, debentures, notes, obligations or other evidences of indebtedness or shares of the stock of any class or series of the Corporation and for such consideration and on such terms and conditions as the Board of Directors, in its sole discretion, may determine. In each case, the consideration to be received by the Corporation for any such shares so issued or sold shall be fixed from time to time by the Board of Directors.


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         FIFTH: Except as may otherwise be provided in this Certificate or in the Bylaws of the Corporation, as the same may be amended from time to time, the Board of Directors shall have all powers and authority which may be granted to a board of directors of a corporation under the Act, including but not limited to the following:

                  (a) to adopt, amend, or repeal the Bylaws of the Corporation;

                  (b) to authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation;

                  (c) to set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created;

                  (d) to designate one or more committees;

                  (e) to provide indemnification for directors, officers, employees, and/or agents of the Corporation to the fullest extent permitted by law; and

                  (f) to determine from time to time whether and to what extent, and at what times and places and under what conditions and regulations, the accounts and books of the Corporation or any of them, shall be opened to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the Act or authorized by the Board of Directors, or by a resolution of the stockholders.

         SIXTH: The Board of Directors shall consist of one or more members. The number of directors shall be fixed by, or in the manner provided in, the Bylaws. Subject to the rights of holders of any series of Preferred Stock to elect directors in accordance with Article Fourth hereof, at the annual meeting of stockholders in 2001 and at each annual meeting of stockholders thereafter, the respective terms of all of the directors then serving in office shall expire at the meeting, and successors to the directors shall be elected to hold office until the next succeeding annual meeting. Existing directors may be nominated for election each year for a successive term, in the manner provided in the Bylaws. Each director shall hold office for the term for which he is elected and qualified or until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

         SEVENTH: To the extent permitted by law, no contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its


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directors of officers are directors of officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purposes, if:

                  (a) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

                  (b) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved by vote of the stockholders; or

                  (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

                  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

         EIGHTH: The Corporation reserves the right to amend, change or repeal any provision contained herein, add any additional provisions hereto, increase or decrease the number of authorized shares of stock, or restate the Certificate of Incorporation in its entirety in the manner now or hereafter prescribed by the Act, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons by or pursuant hereto are granted subject to the rights reserved in this article.

         NINTH: Except as otherwise provided for in any series of Preferred Stock, no action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by the Board of Directors of the Corporation. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of at least 80 percent in voting power of the then outstanding voting stock of the Corporation, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article NINTH.


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         TENTH: A director of the Corporation shall not be liable to the
Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Act as the same exists or may hereafter be amended. If the Act is amended after the effective date of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Act, as so amended.

         Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

         ELEVENTH: Except as otherwise provided in this Certificate of Incorporation, the Bylaws of the Corporation, the rules or regulations of any stock exchange applicable to the Corporation, as otherwise provided by law or pursuant to any regulation applicable to the Corporation, any matter (other than the election of directors) properly submitted to a vote of the stockholders at a meeting of stockholders duly convened at which there is a quorum present shall be deemed approved upon an affirmative vote of the holders of a majority of the outstanding shares of Common Stock present at the meeting, in person or by proxy. Written ballots shall not be required for the election of directors.

         IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Certificate of Incorporation to be executed this 20th day of June, 2000.

                                    ANC RENTAL CORPORATION



                                    By: /s/ Howard D. Schwartz
                                        ----------------------------------------

                                    Name: Howard D. Schwartz
                                    Title: Senior Vice President and Secretary